Exhibit 4.25(b)

AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of August 20, 2004 to the Receivables Purchase Agreement dated as of December 17, 2003 (the “Receivables Agreement”) among LYONDELL FUNDING II, LLC, a Delaware limited liability company (the “Seller”), LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Servicer”), the PURCHASERS from time to time party thereto and CITICORP USA, INC., as asset agent and administrative agent for the Purchasers (the “Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Agreement has the meaning assigned to such term in the Receivables Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Agreement shall, after this Amendment becomes effective, refer to the Receivables Agreement as amended hereby.

SECTION 2. Amended Definitions. (a) Section 1.1 of the Receivables Agreement is hereby amended by inserting the following definition therein in correct alphabetical order:

“Amendment No. 2 Effective Date” means August 20, 2004.

(b) The definition of “Commitment” in Section 1.1 of the Receivables Agreement is hereby amended by deleting the phrase “under the name of such Initial Purchaser on the signature pages hereto” in such definition and by inserting the phrase “next to the name of such Initial Purchaser on Schedule VII hereto” in place thereof.

(c) The definition of “Total Commitments” in Section 1.1 of the Receivables Agreement is hereby amended by inserting the following sentence at the end thereof:

“On and after the Amendment No. 2 Effective Date, the Total Commitments aggregate $150,000,000.”

SECTION 3. Amended Schedule. Schedule VII to the Receivables Agreement is hereby amended by being deleted in its entirety and replaced with Exhibit A hereto.

SECTION 4. Representations of Seller and Servicer. Each of the Seller and the Servicer represent and warrant that (i) their respective representations and warranties set forth in Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

SECTION 5. Increasing Purchaser Fees. The Servicer agrees to pay to the Agent for the account of each Purchaser (including the Agent in its capacity as a Purchaser) that increases its Commitment pursuant to this Amendment a fee of 0.25% of the amount by which such Purchaser’s Commitment has been increased.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have signed a counterpart hereof and shall have received counterparts hereof signed by each of the Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) the Agent and the Sole Lead Arranger shall have received payment of all amendment fees (including those fees specified in Section 5 above), other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to the Borrower) and other compensation due and payable to either of the foregoing on or prior to the Amendment Effective Date in connection with the Transaction Documents; and

(c) the Agent shall have received bring-down opinions dated the Amendment Effective Date relating to the opinions delivered on the Closing Date of the Receivables Agreement covering such corporate and other matters as the Agent may reasonably request.

Promptly after the Amendment Effective Date occurs, the Agent shall notify the Seller, the Servicer and the Purchasers thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC., as Agent

By:	/s/ David Jaffe

	Name:	David Jaffe
	Title:	Director/Vice President

LYONDELL FUNDING II, LLC, as Seller

By:	/s/ Karen A. Twitchell

	Name:	Karen A. Twitchell
	Title:	Vice President and Treasurer

LYONDELL CHEMICAL COMPANY, as Servicer

By:	/s/ Karen A. Twitchell

	Name:	Karen A. Twitchell
	Title:	Vice President and Treasurer

CITICORP USA, INC.

By:	/s/ David Jaffe

	Name:	David Jaffe
	Title:	Director/Vice President

Bank of America, N.A.

By:	/s/ Stephen King

	Name:	Stephen King
	Title:	Vice President

Wells Fargo Foothill, LLC

By:	/s/ Patrick McCormack

	Name:	Patrick McCormack
	Title:	Assistant Vice President

Credit Suisse First Boston, acting through its Cayman Islands Branch

By:	/s/ Phillip Ho

	Name:	Phillip Ho
	Title:	Director

By:	/s/ Rianka Mohan

	Name:	Rianka Mohan
	Title:	Associate

BANK ONE, N.A.

By:	/s/ Thomas Hou

	Name:	Thomas Hou
	Title:	Vice President

National City Business Credit, Inc. (formerly known as National City Commercial Finance, Inc.)

By:	/s/ Kathryn C. Ellero

	Name:	Kathryn C. Ellero
	Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Raymond J. Palmer

	Name:	Raymond J. Palmer
	Title:	Vice President